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                                                              Exhibit 99.(h)(iv)

[WESTERN ASSET FUNDS, INC. LETTERHEAD]


                                          September 29, 2003

State Street Bank and Trust Company
1776 Heritage Drive
North Quincy, MA 02171

Re: Notice of Creation of New Series of Western Asset Funds, Inc. (the "Corporation")


        In accordance with Article 8 of the Transfer Agency and Service Agreement, as amended (the "Agreement"), between the Corporation and State Street Bank and Trust Company ("State Street") dated as of December 10, 1990, the Corporation hereby notifies State Street that it intends to establish one additional series of the Corporation, to be known as Western Asset Limited Duration Bond Portfolio (the "New Portfolio"). The Corporation desires to have State Street render services with respect to the New Portfolio as Transfer Agent under the Agreement. Attached as Annex I is a complete list as of the date hereof of those Portfolios for which State Street will render services as Transfer Agent under the Agreement.

        Please indicate your agreement to provide such services by having an authorized officer sign the enclosed receipt copy of this notice and return it in the enclosed self-addressed stamped envelope. If you have any questions or comments, please call Russell Aborn, Esq. at (617) 951-7009.


STATE STREET BANK AND                     WESTERN ASSET FUNDS, INC.
TRUST COMPANY


By:                                       By:
   ----------------------                     -----------------------------
Title:                                    Title:

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Annex I

Western Asset U.S. Government Money Market Portfolio
Western Asset Money Market Portfolio
Western Asset Intermediate Bond Portfolio
Western Asset Intermediate Plus Bond Portfolio
Western Asset Core Bond Portfolio
Western Asset Core Plus Bond Portfolio
Western Asset Inflation Indexed Plus Bond Portfolio
Western Asset High Yield Portfolio
Western Asset Non-U.S. Opportunity Bond Portfolio
Western Asset Global Strategic Income Portfolio
Western Asset Enhanced Equity Portfolio
Western Asset Limited Duration Bond Portfolio